UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 11, 2010

American Oriental Bioengineering, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

001-32569	84-0605867
(Commission File Number)	(IRS Employer Identification No.)

Beijing Economic and Technology Development Zone
1 First Liangshuihe Street
E-town, Beijing 100176
People’s Republic of China

(Address of principal executive offices and zip code)

011-86-451-8666-6601

 (Registrant's telephone number including area code)

 (Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers;Election of Directors; Appointment of Officers

On  March 11, 2010 the Board of Directors of American Oriental Bioengineering, Inc. approved the appointment of Mr. Xiaopeng Xu as Chief Operating Officer of the Company.  Mr. Xu will succeed Ms. Yanchun Li as the Company’s Chief Operating Officer.  Ms. Li will continue to serve as the Company’s Chief Financial Officer and as a member of the board of directors.

Since July 2009, Mr. Xu was employed by the Company as General Manager of the AOBO Pharmaceutical Industry Co., Ltd. and Mr. Xu will perform his current services pursuant to the employment agreement entered into with the Company on July 15, 2009.  Such agreement may be terminated by the Company or Mr. Xu, with or without cause.  Mr. Xu will be paid an annual salary of RMB 350,000 (equal to $51,127) and is eligible to participate in the Company’s stock and bonus plans.

Prior to joining the Company in 2009, Mr. Xu, has served in a number of senior positions in the pharmaceutical industry in China, including the General Manager of China National Pharmaceutical Industry Co., Ltd. from 2005 to 2006, Executive Deputy General Manager of Harbin Pharmaceutical Group Co., Ltd., (Shanghai Stock Exchange: 600664) from 2004 to 2005 and the Factory Director of Harbin Pharmaceutical Group General Industry Co., Ltd. from 1996 to 2004. Currently Mr. Xu also serves in the following capacity for the following entities: Independent Director of Heibei Aoxing Pharmaceutical Co., Inc. (OTC BB: CAXG), since August 2009, Independent Director of  Harbin Baida Pharmaceutical Co., Ltd. since 2005, Visiting Professor of Shenyang Pharmaceutical University since 2004, Vice Chairman of China Pharmaceutical Industry Association since 2002, and _Vice Chairman of China Anesthetic Association since 2003 (both of  of the latter associations are industry oriented academic organizations).  Mr. Xu graduated from Harbin CCP School in 1985 and completed graduate level programs in CEO courses from Tsinghua University in 2002.

Mr. Xu has no family relationships with any of the executive officers or directors of the Company.  There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which he has had, or will have, a direct or indirect material interest.

Also on March 11, 2010, Mr. Wilfred Chow's resignation from his position as Senior Vice President of Finance of American Oriental Bioengineering, Inc. (the “Company”) was officially approved by the Board at its audit committee meeting.  Mr. Chow has accepted a position with another company.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

10.1           Executive Employment Agreement dated as of July 15, 2009 between the Company and Xiaopeng Xu.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING, INC.
By: /s/ Tony Liu
Name: Tony Liu
Title: Chairman and Chief Executive Officer

Dated:  March 17, 2010